UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2026

XPONENTIAL FITNESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40638	84-4395129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17877 Von Karman Ave., Suite 100

Irvine, CA 92614

(Address of principal executive offices) (Zip Code)

(949) 346-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	XPOF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.02. Results of Operations and Financial Condition

On March 10, 2026, Xponential Fitness, Inc. (the “Company”), reaffirmed its full-year 2026 financial guidance, as previously announced in the fourth quarter and full-year 2025 earnings release issued on February 26, 2026.

The information in Item 2.02 of this current report on Form 8-K (including Exhibit 99.1 furnished herewith) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2026, the Company issued a press release (the “Press Release”), announcing certain leadership changes, including the appointment of Robert K. Julian as its interim Chief Financial Officer, effective March 16, 2026, replacing John Meloun who has separated from the Company as of March 9, 2026. Mr. Meloun will be provided with the benefits in accordance with the terms of his employment agreement.

Mr. Julian, age 63, currently serves as a member of the board of directors of PROG Holdings, Inc. (NYSE: PRG) since November 2024, Rayton Solar, Inc. since December 2023, and Shoals Technologies Group, Inc. (NASDAQ: SHLS) since August 2022, where he also chairs the audit committee. From February 2023 to January 2024 Mr. Julian served as Chief Financial Officer of TheRealReal, Inc. (NASDAQ: REAL), a luxury consignment company. From June 2022 to February 2023, he served as interim Co-Chief Executive Officer and Chief Financial Officer of TheRealReal, and as Chief Financial Officer from October 2021 to June 2022. Prior to joining TheRealReal, Mr. Julian served as Executive Vice President and Chief Financial Officer of Sportsman’s Warehouse Holdings, Inc. (NASDAQ: SPWH) from March 2019 to October 2021. Prior to March 2019, he served as Chief Financial Officer at Deluxe Entertainment Services Group, Callaway Golf Co (formerly NYSE: ELY) and Lydall, Inc., among others.

In connection with retaining Mr. Julian as its interim Chief Financial Officer, the Company plans to enter into a consulting agreement with Mr. Julian, for the provision of Mr. Julian’s consulting services and will file any such agreement as an exhibit to an applicable subsequent public filing. The Company has agreed to pay Mr. Julian (i) monthly cash compensation of $50,000 (with compensation for March 2026 to be prorated to $25,000 and for service for any subsequent partial month to be prorated accordingly) (“Monthly Cash Compensation”), (ii) an end of assignment bonus equal to the cumulative amount of the Monthly Cash Compensation paid to Mr. Julian, and (iii) a monthly cash allowance of $6,000 to cover living expenses.

Other than the consulting arrangement, there is no arrangement or understanding between Mr. Julian and any other person pursuant to which Mr. Julian has been appointed as interim Chief Financial Officer, and there is no family relationship between Mr. Julian and any of the Company’s directors or executive officers. Mr. Julian has no interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company has engaged a leading search firm to identify a permanent Chief Financial Officer.

Item 7.01. Regulation FD Disclosure.

A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this current report on Form 8-K (including Exhibit 99.1 furnished herewith) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated March 10, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2026	XPONENTIAL FITNESS, INC.

	By:	/s/ Gavin O’Connor
	Name	Gavin O’Connor
	Title	Chief Legal Counsel, Chief Administrative Officer and Secretary